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                                                                    EXHIBIT 10.4


                                LEASE AGREEMENT

THIS LEASE AGREEMENT ("LEASE") IS MADE AND ENTERED INTO AS OF NOVEMBER 21, 1997 BY AND BETWEEN TEDE, S.A. DE C.V., A MEXICAN CORPORATION ("TEDE"), AND CALAVO DE MEXICO, S.A. DE C.V., A MEXICAN CORPORATION ("COMPANY"), WITH REFERENCE TO THE FOLLOWING FACTS:

                                    Recitals

     A.   TEDE hereby declares that:

          1. TEDE is a corporation organized and existing under the Mexican General Corporation Law, as per Public Instrument No. 22,582, granted before Licenciado Gonzalo Gonzalez Alvarez, Public Notary No. 6 of the City of Mexicali, Baja, California, Mexico. The corporate purpose of TEDE is the purchase, ownership and lease of real property;

          2. Mr. Mario Teran Del Rio is the attorney-in-fact for TEDE, as set forth in Public Instrument No. 22,582, granted before Licenciado Gonzalo Gonzalez Alvarez, Public Notary No. 6 of the City of Mexicali, Baja, California, Mexico;

          3. TEDE'S registration number at the Federal Registry of Taxpayers is: TED-781027-R72;

          4. TEDE'S principal place of business is: CARRETERA UNION MARAN #2701-F, PARQUE INDUSTRIAL MARAN;

          5. On or about August 28, 1997, TEDE entered into a Promise of Sale with Mrs. Victoria Alvarez Armas Viuda de Barragan for the purchase of that certain real property containing approximately 40,468 square meters as more particularly described on EXHIBIT A attached hereto and incorporated herein (the "REAL PROPERTY"). The Real Property is located within a larger lot containing 27-31-58 hectares, in the land known as "Quirindavara," located in the outskirts of the City of Uruapan, Michoacan. Pursuant to said Promise of Sale, TEDE, as Buyer, and Mrs. Alvarez, as Seller, will enter into that certain agreement for the purchase and sale of the Real Property) the "PURCHASE AGREEMENT") upon the execution of this Lease and will thereafter complete the transactions contemplated therein within fifteen (15) days after the date hereof; and

          6. Upon purchasing land, TEDE represents and warrants that the Real Property is free of any existing liens, taxes, mortgages, leases, adverse claims or other encumbrances.

     B.   Company hereby declares that:

          1. Company is a corporation organized and existing under the Mexican General Corporation Law, as per Public Instrument No. ____, granted before Luis Valdez Anguiano, Public Notary No. 28 of the City of Guadalajara, Mexico;

          2. ___________________ is the attorney-in-fact for Company, as set forth in Public Instrument No. ______, granted before _________________, Public Notary No. ________ of the City of __________________, Mexico;

          3. Company's registration number at the Federal Registry of Taxpayer CME 940415L35; and


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          4.   Company's Principal place of business is: ______________________.

     C.   The Real Property is comprised of two parcels, described as follows:

          1. A parcel ("PARCEL A") containing approximately 17,806 square meters (4.4 acres) located in the ______________ portion of the Real Property, upon which TEDE shall construct certain improvements as set forth in EXHIBIT C and EXHIBIT D attached hereto and made a part hereof (the "IMPROVEMENTS"); and

          2. A parcel ("PARCEL B") containing approximately 22,662 square meters (5.6 acres) located in the ______________ portion of the Real Property.

Parcel A, Parcel B and the Improvements are described more particularly on EXHIBITS B, C AND D attached hereto and made a part hereof. Parcel A, Parcel B and the Improvements are referred to collectively as the "LEASED PROPERTY" and are sometimes referred to individually as a "PARCEL."

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                                   Agreement

     A. LEASE OF LEASED PROPERTY. In consideration of the rent and the covenants and agreements made herein, TEDE leases to Company and Company leases from TEDE the Leased Property.

     B. COMMENCEMENT AND TERMINATION.

        1. The commencement date as to each Parcel shall be as set forth herein:

           a. Parcel A and Parcel B. The "REAL PROPERTY COMMENCEMENT DATE" shall be the date upon which TEDE delivers to Company: (i) evidence reasonably satisfactory to Company that the purchase of the Real Property by TEDE has been completed, which evidence shall consist of a copy of the ownership deed executed with a notary public and duly recorded with the local registry of public records and commerce of the City of Uruapan, Michoacan and the letter referred to in Section B.1.a.(iii) below, (ii) a copy of this Lease executed with a notary public and duly recorded with the local registry of public records and commerce of the City Uruapan, Michoacan, and (iii) a letter addressed to Company from legal counsel in Mexico that they have performed a title search going back a sufficient time period so that the buyer can rely on receiving clear and unobstructed title to the Real Property and Company can rely on receiving clear and unobstructed title to the leasehold granted by this Lease and to the options also granted by this Lease to extend the term of the leasehold and to purchase the Leased Property; and

           b. Improvements. The "IMPROVEMENTS COMMENCEMENT DATE" shall be the date on which all of the following have been accomplished:

              (1) The Improvements have been completed in accordance with the plans and specifications set forth in Exhibit C and Exhibit D hereto, and with any Change Orders (as hereinafter defined) agreed to in writing by the parties, and with all applicable governmental laws and regulations,

              (2) All necessary governmental approvals for occupation of the Leased Property have been issued; and

              (3) Company has accepted and approved the Improvements, which acceptance and approval shall be given provided the conditions listed in Sections B.1.b.(1) and B.1.b.(2), above, have been satisfied.

The Real Property Commencement Date and the Improvements Commencement Date are each sometimes referred to individually as a "COMMENCEMENT DATE."

        2. Unless earlier terminated in accordance with the provisions hereof, this Lease shall terminate as to each of the Parcels as set forth below:

           a. The term of this Lease with respect to Parcel A and the Improvements shall expire on the date which is ten (10) years following the Improvements Commencement Date. The date on which this Lease terminates as to Parcel A and the Improvements shall be referred to as the "PARCEL A TERMINATION DATE."

           b. The initial term of this Lease with respect to Parcel B shall expire on the date which is five (5) years following the Real Property Commencement Date. The date on which this Lease terminates as to Parcel B shall be referred to as the "PARCEL B TERMINATION DATE."

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The Parcel A Termination Date and the Parcel B Termination Date are sometime each referred to as a "TERMINATION DATE." The period between the Real Property Commencement Date and the Improvements Commencement Date shall be referred to as the "PARCEL A TERM." The period between the Improvements Commencement Date and the Parcel A Termination Date shall be referred to as the "IMPROVEMENTS TERM." The period between the Real Property Commencement Date and the Parcel B Termination Date shall be referred to as the "PARCEL B TERM." The Parcel A Term, the Parcel B Term and the Improvements Term are each sometimes referred to as a "TERM."

          3.   Parcel B Extensions.

               In the event Parcel B is improved by agreement of the parties hereto during the Parcel B Term, Company shall have an option to extend the Parcel B Termination Date to the Parcel A Termination Date. Thereafter, Company shall have an option to renew this Lease as to Parcel B, as improved, for two
(2) additional five (5) year periods. Company may exercise this option by delivering to TEDE written notice of its intent to do so not later than one hundred eighty (180) days prior to the Parcel B Termination Date or, if Company has exercised its options as described in this Section, the Parcel A Termination Date or the end of any succeeding Option Period, as applicable.

     C.   POSSESSION.

          1. Delivery Date. Provided this Lease is executed on or before November 12, 1997, and subject to TEDE purchasing the property described in recital A.5 by November 28, 1997, TEDE shall deliver possession of the Leased Property complete and ready for occupancy not later than July 10, 1998. If this Lease is not executed as of November 12, 1997, the delivery date shall be automatically extended by one day for each day that elapses between November 12, 1997 and the date of execution hereof. The date on which possession of the Leased Property is scheduled to be delivered to Company pursuant to this Section C.1 hereof shall be referred to herein as the "DELIVERY DATE." TEDE will deliver to Company complete Final Drawings by January 5, 1998. Company will execute these drawings, as corrected by Company, no later than 5 days after being delivered by TEDE to Company.

          2. Occupancy Prior to Delivery Date. In order that the Leased Premises will be ready for occupancy by Company no later than the Delivery Date, TEDE hereby authorizes Company to occupy portions of the Leased Property on and after June 15, 1998, for the sole purpose of installing equipment, fixtures and improvements. Company's occupation of the Leased Property under this paragraph shall not constitute acceptance by Company of the Improvements.

          3. Delay in Delivery. If for any reason TEDE cannot deliver possession of the Leased Property as of the Delivery Date, TEDE shall pay to Company as liquidated damages for such delay the amount of Three Thousand Two Hundred United States Dollars (US $3,200) for each day that elapses between the Delivery Date and the Improvements Commencement Date, provided, however, that no liquidated damages shall be payable by TEDE for delays unavoidably resulting from Acts of God, such as torrential rains or hurricanes.

     D.   CONSTRUCTION OF IMPROVEMENTS.

          1. Parcel A Improvements. TEDE shall construct, solely within the property limits of the Leased Property, and to the extent of the related appendices the following improvements: street pavements, curbs and gutters, street lighting and utilities, including a solution to provide sanitary sewers storm drainage, electricity, telephone and water services

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within the streets or adjacent to the Leased Property, pursuant to the
_________________ plans and all requirements of the competent governmental agency that has jurisdiction over the Real Property. TEDE shall commence construction no later than the Real Property Commencement Date, and shall proceed with reasonable diligence to cause the Improvements to be Substantially Completed no later than June 15, 1998 (provided that such date shall be extended by one day for each day that elapses between November 12, 1997 and the date of execution hereof). The Improvements shall be deemed to be "SUBSTANTIALLY COMPLETED" when they have been completed in accordance with Exhibits C and D hereto, and with any Change Orders agreed to in writing by the parties, except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural "punch list," all of which TEDE shall complete or correct no later than the Delivery Date.

               Company shall appoint its own personnel in order to verify the biweekly progress of the construction and that such construction is being executed in accordance with the agreed specifications. In case the Company does not make objections to concluded construction within a fifteen day period, it shall be understood that said construction is executed in compliance with agreed specifications.

               Within seven (7) days after the Improvements are Substantially Complete, TEDE and Company shall inspect the Improvements and jointly prepare a "punch list" of agreed items of construction remaining to be completed. TEDE shall complete the items set forth in the punch list as soon as reasonably possible. Company shall cooperate with and accommodate TEDE and its workers in completing the items on the punch list.

               Company shall not be allowed to start operations until the building has been delivered and Company has issued an acceptance certificate.

               TEDE shall complete the Improvements as defined in this Lease at its sole cost and expense no later than the Delivery Date. Any additions or changes to the Improvements (as defined herein) that result in increased costs and that are requested and approved by Company ("CHANGE ORDERS") shall be the responsibility of Company. Company shall pay to TEDE such increased costs within three (3) days after Company receives and approves the Change Order and the additional costs set forth therein. Prior to executing any Change Order, the parties shall agree in writing regarding any extension or modification of the Delivery Date that may be required as a result of any such Change Order. In the event that any Change Order results in a decrease in the cost of constructing the Improvements, such decrease shall benefit Company to the extent such decrease can be offset against any corresponding increase in cost resulting from any other Change Order. Any Change Order which would increase costs by Ten Thousand United States Dollars (US $10,000) or less shall be approved in writing by Gerard Watts. Any Change Order which would increase costs by more than Ten Thousand United States Dollars (US $10,000) shall be approved in writing by Ron Bennett. Copies of all Change Orders will be supplied to Bruce Spurrell in a timely manner.

          2. Refrigeration System. TEDE shall pay up to an amount of US Cy (US $315,000) THREE HUNDRED FIFTEEN THOUSAND DOLLARS 00/00 UNITED STATES OF AMERICA CURRENCY) in the purchase and installation of refrigeration equipment required for the Improvements pursuant to specifications approved by Company on the understanding that it shall be Company's responsibility to perform at its expense the project design and required capacity study as well as the election of the supplier of such equipment, also being in charge of covering and programming its maintenance and pursuing any corresponding warranty claims from suppliers and other service performers involved in works for the adequate installation and operation of such equipment.

          3.   Parcel B Improvements. During the term of this Lease, TEDE and

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Company may agree in writing that TEDE will construct and install certain improvements on Parcel B ("PARCEL B IMPROVEMENTS").

          4. Standards. All on-site and off-site improvements constructed pursuant to this Lease shall comply with the plans and specifications therefor as agreed by the parties, and with the laws, ordinances, regulations, orders and requirements of all Governmental Agencies. TEDE warrants and guarantees that TEDE, its contractors, representatives and employees shall comply fully with all pertinent construction, social security, tax and labor laws, and all other applicable laws and regulations.

       E. RENT.

          1. Payment of Rent. Company shall pay TEDE Rent in advance at the address listed in Recital A.4 hereof, or as directed by TEDE, no later than the third day of each month of the Term. If a Term shall commence on a day other than the first day of a month, the Rent for that first month shall be prorated on a per diem basis and shall be paid within three (3) days of the Commencement Date of such Term. Rent shall be payable in the national currency of the USA.

          2. Amount of Rent Payable Monthly.

             a. During the Parcel A Term, Company shall pay to Tede Rent with respect to Parcel A in the amount of Five Thousand Four and 26/100 United States Dollars (US $5,004.26), plus value added tax ("PARCEL A RENT"), monthly.

             b. Commencing on the Improvements Commencement Date, but in no event earlier than June 15, 1998, and ending on the Parcel A Termination Date, Company shall pay to TEDE Rent with respect to Parcel A and the Improvements in the amount of thirty-eight Thousand Three Hundred ninety-six and 26/100 United States Dollars (US $38,396.26), plus value added tax ("IMPROVED PARCEL A RENT"), monthly.

             c. Commencing on the Real Property Commencement Date and ending on the Parcel B Termination Date (as it may be extended), Company shall pay to TEDE Rent with respect to Parcel B in the amount of Two Thousand Six Hundred Three and 74/100 United States Dollars (US $2,603.74), plus value added tax ("PARCEL B RENT"), monthly.

The rent payable with respect to any Parcel hereunder is referred to as "RENT."

          3. Adjustments to Rent.

             a. Periodic Adjustments.

                (1) Improved Parcel A. On the third anniversary of the Real Property Commencement Date, the Improved Parcel A Rent shall be adjusted by the cumulative percentage increase in the United States Consumer Price Index All Items and Major Group Figures for All Urban Consumers ("CPI") during the two years period ending with the second month preceding such anniversary. Thereafter, on each succeeding anniversary of the Parcel A Commencement Date, the Improved Parcel A Rent shall be adjusted by the percentage increase in the CPI during the one year period ending with the second month preceding such anniversary, provided, however, that in no event shall the Improved Parcel A Rent be increased under this Section E.3.a.(1) by more than Five Percent (5%) per annum.

                (2) Parcel B. On the second anniversary of the Real Property Commencement Date, the Parcel B Rent shall be adjusted by the cumulative percentage


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increase in the United States Consumer Price Index All Items and Major Group
Figures for All Urban Consumers ("CPI") during the first year period ending with the second month preceding such anniversary. Thereafter, on each succeeding anniversary of the Parcel B Commencement Date, the Parcel B Rent shall be adjusted by the percentage increase in the CPI during the one year period ending with the second month preceding such anniversary, provided, however, that in no event shall the Parcel B Rent be increased under this Section E.3.a.(1) by more than Five Percent (5%) per annum.

          b. Expansion of Parcel A Building. In the event the total floor area of the primary permanent building located on Parcel A is increased so as to exceed the total floor area of such building described on Exhibit C hereto, i.e., 62,640 square feet, the Improved Parcel A Rent shall be increased for each additional square foot of floor space by the then-current Rent Rate under this Lease for each square foot of floor space of said building as shown on Exhibit C.

          c. Parcel B Improvements. In the event Parcel B is improved by agreement of the parties hereto, the Parcel B Rent shall be increased upon completion of all Parcel B Improvements, including all related off-site improvements, by the total square footage of the primary building to be located on Parcel B, multiplied by the then-current Rent under this Lease for each square foot of floor space of the building on Parcel A.

       4. No Advance Rent. Except for the Security Deposit as hereinafter described, TEDE may not collect any Rent more than one (1) month in advance of the date on which it is due and payable hereunder.

     F. SECURITY DEPOSIT. Company shall deposit with TEDE upon execution of this Lease a Security Deposit in the amount of the sum of the Improved Parcel A Rent plus the Parcel B Rent for one and a half months as security for Company's faithful performance of Company's obligations hereunder with respect to Parcel A and the Improvements, and Parcel B, respectively. If Company fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, TEDE may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which TEDE may become obligated by reason of Company's default. At the Parcel B Termination Date, if Company has performed all of Company's obligations hereunder with respect to Parcel B, the portion of the Security Deposit attributable (on the basis of the relative amounts of Rent payable for Parcel B and for Parcel A and the Improvements, if any, at the Parcel B Termination Date) to Parcel B, or so much thereof as has not therefore been applied by TEDE, shall be returned, without payment of interest for its use, to Company after Company has vacated Parcel B, and complied with all its obligations. At the Parcel A Termination Date, if Company has performed all of Company's obligations hereunder with respect to Parcel A and the Improvements, the portion of the Security Deposit attributable (in accordance with the preceding sentence) to Parcel A and the Improvements, or so much thereof as has not therefore been applied by TEDE, shall be returned, without payment of interest for its use, to Company after Company has vacated Parcel A and the Improvements.

     G. PERMITTED USES.

        1. The Leased Property may be used for any lawful industrial purpose, including, without limitation, the processing of avocado and other food products.

        2. Subject to Section H.2 hereof, Company shall comply, at Company's expense, with all laws, ordinances, regulations and requirements of all governmental agencies having jurisdiction over the Leased Property or Company's use thereof ("GOVERNMENTAL AUTHORITIES"). Without limiting the generality of the foregoing, Company shall comply with all

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police, fire and sanitary regulations imposed by any Governmental Authority, and shall observe and obey all other governmental requirements governing the conduct of any business conducted in the Leased Property.

                3. Company shall not use the Leased Property in any manner that will constitute waste or nuisance or that is liable to cause injury to others.

                4. Quiet Enjoyment. Upon Company paying the Rent for the Leased Property and complying with terms and conditions of this Lease, Company shall have quiet possession of the Leased Property for the entire Term subject to all of the provisions of this Lease.

        H.      MAINTENANCE, REPAIRS AND ALTERATIONS.

                1.      Company's Repair and Maintenance Obligations.

                        a. Subject to Section H.2 hereof and except as otherwise provided herein, Company shall, at its expense, keep in good order, condition and repair (except for normal wear and tear) the Leased Property and every part thereof, including any and all plumbing and sewage facilities, heating, air conditioning, ventilating, fixtures, partitions, walls (interior and exterior), floors, ceilings, sinks, roofs, interior and exterior doors, windows and plate glass located within the Leased Property. Company shall not be responsible for any damages, and shall not be responsible for any repairs, caused by any negligent act or omission of TEDE, its employees, agents, invitees, or contractors.

                        b. Company shall maintain all rubbish and trash areas on the Leased Property in a neat and orderly manner, and shall store trash in such areas only temporarily. All rubbish and trash shall be regularly removed from the Leased Property at Company's expense. Company shall not burn any trash of any kind in or about the Leased Property.

                2.      TEDE's Repair Obligations.

                        a. In the event of any structural or manufacturing defect in any of the on-site or off-site improvements made by or for TEDE, TEDE shall, at its expense, within five (5) days following notice thereof (or sooner in the event of an emergency), promptly and diligently start to repair any such defect. Except as provided herein, and subject to section H.1, TEDE shall have no obligation to maintain or repair the Leased Property. TEDE shall make every effort to minimize any disruption of Company's use of the Leased Property as a result of any such defect or the repair thereof. TEDE shall not be responsible for any damages, and shall not be responsible for any repairs, caused by any negligent act or omission of Company, its employees, agents, invitees, or contractors. TEDE shall not be responsible for any damage resulting from TEDE's failure to make any repairs, unless Company has notified TEDE of the need for such repairs, and TEDE has failed to commence and thereafter diligently complete such repairs as required herein.

                        b. In the event TEDE fails to make the repairs required in paragraph H.2.a. above, Company may, but shall not be required, to make such repairs or cause such repairs to be made. TEDE shall, on demand, immediately pay to Company the actual cost of such repairs. In the event TEDE does not pay such amounts to Company within twenty (20) days following Company's demand, then, at the sole option of Company, Company may deduct from any Rent then or thereafter due and owing to TEDE the cost of such repairs. Company shall provide to TEDE evidence of all expenses for which it seeks reimbursements or on account of which amounts have been deducted from the Rent.

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                3.      Company's Installations, Alterations and Improvements.

                        a. Installations. Company may, at its expense, install on the Leased Property such trade fixtures, equipment and furniture as it may deem necessary or desirable, provided that such items can be removed without damage to the structural integrity of the Improvements. Said items shall remain the property of Company, and, Company shall remove all such items upon the expiration or earlier termination of this Lease. Company shall, at its sole expense, repair all damage caused by the installation or removal of any trade fixtures, equipment and furniture hereunder.

                        b. Alterations and Improvements. Company may, at its discretion, make any alterations or improvements it may deem necessary or desirable in, on or about the Leased Property, provided that no such alterations or improvements may be made without the prior written consent of TEDE if such alteration or improvement (i) exceeds Ten Thousand United States Dollars (US $10,000) in cost or (ii) affects the structural integrity of the Improvements. Said alterations and improvements shall remain the property of Company, and Company shall remove all such items upon the expiration or earlier termination of this Lease. Company shall, at its sole expense, repair all damage caused by the installation or removal of any alterations or improvements hereunder.

                        c. No Outside Sheds. Company may not install any metal sheds or coverings on the exterior of the Improvements without the prior written consent of TEDE.

                        d. Compliance with Laws. Company shall perform all installations, alterations and improvements in accordance with all applicable laws, ordinances, regulations and orders of any Governmental Authority.

                        e. Liens and Encumbrances. Company shall keep the Leased Property free and clear of any and all liens and encumbrances arising out of any acts or omissions of Company under this Section. Company shall defend, indemnify and save harmless TEDE from and against any and all actions or proceedings brought to enforce such liens and encumbrances (including reasonable attorneys' fees and expenses). Company, at Company's sole expense, shall procure the satisfaction or discharge of all such liens and encumbrances within thirty
(30) days after the filing thereof; provided, however, that if Company shall, in good faith, contest the validity or amount of any such lien, claim or demand, then Company shall, at its sole expense defend itself and TEDE against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the TEDE or the Leased Property, upon the condition that if TEDE shall require, Company shall furnish to TEDE a bond satisfactory to TEDE in an amount equal to such contested lien claim or demand indemnifying TEDE against liability for the same and holding the Leased Property free from the effect of such lien or encumbrance. If Company fails to discharge any such lien or encumbrance or to provide a bond therefor as provided herein, TEDE may, at its option, pay all or any part of such lien or encumbrance. In such event, Company shall, on demand, pay to TEDE the amount so paid, together with interest at the rate of twenty percent (20%) per annum from the date of payment of such lien or encumbrance by TEDE through the date of payment by Company to TEDE therefor. The provisions of this Section shall not apply to any acts or omissions of Company arising as a result of the failure of TEDE to perform its repair obligations set forth in Section H.2 hereof.

        I.      TAXES AND CHARGES.

                1. Taxes on Company's Property. Company shall pay, at least ten (10) days prior to delinquency, all income and other taxes attributable to the conduct of Company's business and operations at the Leased Property, including but not limited to the Value Added


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Tax.

                2.      Leased Property Taxes. TEDE shall pay, at least ten
(10) days prior to delinquency, to the appropriate taxing authority any and all property and other taxes attributable to the Leased Property and TEDE's income derived from this Lease. TEDE shall not be responsible for any taxes attributable to any personal property or assets of Company which may be located at the Leased Property.

                3. Utilities. Company shall promptly pay all charges for all public and other utilities and related services furnished to the Leased Property, including, but not limited to, water, gas, electricity and telephone charges, including installation charges.

        J.      ASSIGNMENT AND SUBLETTING.

                1. By Company. Company shall have the right, upon the prior written consent of TEDE, which shall not be unreasonably withheld, to assign or transfer this Lease or any interest herein, or to sublease Parcel A and the Improvements to, or permit the use of Parcel A and the Improvements by, any individual, corporation or entity. Company shall have the right to sublease Parcel B or to permit the use of Parcel B by, any individual, corporation or entity. Notwithstanding the foregoing, without TEDE's consent but upon ten (10) days notice to TEDE, this Lease may be assigned, or Parcel A and the improvements may be sublet, to any corporation which is a parent, subsidiary or affiliate of Company. In the event of any assignment, transfer or sublease, Company shall remain fully liable for all of its obligations under this Lease or any extension of this Lease. Any and all proceeds to Company as a result of the assignment, transfer or sublease of the Leased Property or any portion thereof shall be the property of, and shall be retained by, Company.

                2. By TEDE. TEDE shall have the right to assign and reassign, from time to time, and transfer, from time to time, any or all of the rights and obligations of TEDE in this Lease Agreement or any interest therein, without Company's consent, provided that no such assignment or reassignment shall impair any of the rights of Company herein and provided further that TEDE shall remain liable for all its obligations under this Lease Agreement. In the event of such assignment or reassignment, Company shall not diminish or withhold, unless otherwise agreed upon herein, any of the rents payable hereunder by asserting claims against such assignee, any defense, setoff, or counter claims which Company may have against TEDE or any of its affiliates.

        K.      DEFAULTS BY COMPANY; REMEDIES.

                1. Defaults by Company. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Company:

                        a. The vacating or abandonment of the Leased Property by Company.

                        b. The failure by Company to make any payment of Rent as and when due, where such failure shall continue for a period of ten
(10) days after written notice thereof from TEDE to Company.

                        c. The failure by Company to perform obligations required of Company within a reasonable time, but in no event later than 30 days after written notice by TEDE to Company, specifying wherein Company has failed to perform such obligation; provided, however, that if the nature of Company's obligation is such that more than 30 days are required for performance then Company shall not be in default if Company commences performance within such 30 day period and thereafter diligently prosecutes the same to completion.

               d. The making by Company of any general arrangement or assignment for the benefit of creditors;

               e. The filing of a voluntary petition of bankruptcy by Company, or the filing of an involuntary petition of bankruptcy by Company's creditors, said petition remaining undischarged for a period of sixty (60) days;

               f. The appointment of a trustee or receiver to take possession of substantially all of Company's assets located at the Leased Property or Company's interest in this Lease, where possession is not restored to Company within thirty (30) days;

               g. The attachment, execution or other judicial seizure of substantially all of Company's assets located at the Leased Property or of Company's interest in this Lease, where such seizure is not discharged within 30 days.

               h. The failure of Company to provide insurance during the Term of this Lease as provided in Section T.

          2. Remedies. In the event of any such material default or breach by Company, TEDE shall have the right, at its option and in addition to other rights and remedies granted by law, to do either of the following:

               a. Terminate this Lease, and re-enter and take possession of the Leased Property; or

               b. Reaffirm this Lease and seek specific performance of the terms, covenants, conditions and provisions of this Lease, in which case TEDE shall have the right to declare and collect the entire unpaid balance of rent to the end of the last lease year of the existing Term or extension thereof then in effect and also declare all other sums due to TEDE, immediately due and payable, plus interest at the rate of twenty percent (20%) per annum on said sums from the date of such declaration until paid in full.

          3. [Intentionally Deleted]

          4. Mitigation of Damages. In the event TEDE re-enters the Leased Property, TEDE shall be obligated to attempt in good faith to lease all or any portion of the Leased Property to other prospective tenants, or otherwise to make beneficial use of the Leased Property, during the remaining balance of the term of this Lease. In the event TEDE re-leases all or some portion of the Leased Property or otherwise makes beneficial use of the Leased Property, any rents received from such other tenant and any value of such beneficial use shall be offset against any damages otherwise due and owing by Company as a result of a breach by Company hereunder. TEDE shall promptly refund to Company that portion, in a month-to-month manner, or as it becomes paid to TEDE from the new Lessee, any Rent pre-paid by Company which is allocable to the period during which the Leased Property or any portion thereof was leased to another tenant or otherwise used in a beneficial manner.

          5. TEDE's Right to Cure Defaults. In the event of a default hereunder as described in Section K.1, TEDE may, without any obligation to do so, at any time after ten (10) days following written notice of its intent to do so, provided Company has not commenced to cure such default, cure such breach or default for the account and at the expense of Company.

     L. DEFAULT BY TEDE. TEDE shall not be in default unless TEDE fails to perform obligations required of TEDE within a reasonable time, but in no event later than 30 days after written notice by Company to TEDE, specifying wherein TEDE has failed to perform such obligation; provided, however, that if the nature of TEDE's obligation is such that more than 30 days are required for performance then TEDE shall not be in default if TEDE commences performance within such 30 day period and thereafter diligently prosecutes the same to completion.

     M. LATE CHARGES. In the event any amount due and payable by one party to the other hereunder has not been paid in accordance herewith, the owing party's obligation to pay such amount shall bear interest at the rate of twenty percent (20%) annually from the date such payment was due until the date such payment is made by the owing party.

     N. SURRENDER; HOLDING OVER.

        1. Surrender. On the last day of the Term as to any Parcel, Company shall quit such Parcel and shall surrender such Parcel to TEDE in the same condition as received, ordinary wear and tear excepted, clear and free of debris. Company shall repair any damage to such Parcel occasioned by the installation or removal of its machinery, trade fixtures, furnishings, equipment and improvements. Any furniture or fixtures which may be left in the Leased Property upon Company's vacation thereof shall be deemed abandoned by Company.

        2. Holding Over. If Company retains possession of any Parcel after the applicable Termination Date, Company shall pay to TEDE Rent with respect to such Parcel in an amount equal to one hundred twenty-five percent (125%) of the total amount of Rent payable with respect to such Parcel hereunder, using as a base the amount of rent, the amount paid by Company for the month immediately preceding the Termination Date and, in addition thereto, shall pay TEDE for all damages sustained by TEDE by reason of Company's retention of possession of such Parcel until Company has delivered to TEDE such Parcel or until the parties execute a new lease as to such Parcel. This Section shall not be construed as granting Company any right to remain in possession of any Parcel after the Termination Date with respect to any such Parcel.

     O. WAIVER OF DEFAULT. No waiver by TEDE or Company of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision. Either party's consent to, or approval of any act, shall not be deemed to waive or render unnecessary the consent or approval of that party of any subsequent or similar act by the other party.

     P. CERTIFICATE. Company shall, at any time upon not less than fifteen (15) days' prior written notice from TEDE, execute, acknowledge and deliver to TEDE a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent is paid in advance, if any, and (ii) acknowledging that there are not, to Company's knowledge, any uncured defaults on the part of TEDE hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or lending institution interested in the Leased Property.

     Q. [Intentionally Deleted]

     R. SUBORDINATION; ATTORNMENT.

        1. Subordination. TEDE shall have the right to encumber its interest in this Lease or the Leased Property for any purpose it deems appropriate. Company hereby subordinates its interest in the Leased Property to any such encumbrance, but only on the condition that each encumbrancer first agrees in writing (in a form acceptable to Company) that, in the event of a foreclosure of same or of any other such action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed, nor will the rights and quiet possession of Company hereunder be disturbed if Company shall not then be in material default in the payment of Rent or other sums and shall not otherwise be in material default under the terms of this Lease.

            a. Company shall, within ten (10) days of receipt of a written request made by TEDE, deliver to TEDE a statement in writing, certifying that this Lease Agreement is unmodified and in full force and effect (or if there have been modifications that the same are in full force and effect as modified); the dates to which the rent and any other charges have been paid in advance and, if that is the case, that TEDE's improvements have been satisfactorily completed. It is intended that any such statement may be relied upon by any person, prospective purchaser or lending institution interested in the Leased Property.

            b. Upon notice to Company that TEDE has encumbered its interest herein, no amendment of this Lease that would have the effect of reducing the Rent, decreasing the Term or modifying or negating any substantial obligation shall be effective against such encumbrancer unless such encumbrancer has agreed to such amendment in writing. This limitation shall continue until such encumbrancer delivers notice to Company that such encumbrance has been terminated.

            c. In the event any such encumbrancer notifies Company in writing that Company is thereafter required to pay monthly Rent hereunder to such encumbrancer, then Company shall, without any duty of further inquiry, pay each subsequent monthly Rent payment to such encumbrancer until such encumbrancer authorizes Company to pay Rent hereunder to TEDE or another person entitled thereto. The encumbrancer shall not be required to credit any payments made by Company to TEDE following Company's receipt of notice requiring Rent payments to be made to encumbrancer.

            d. In the event such encumbrance is foreclosed or judicially enforced, the one who holds the encumbrance or the purchaser upon foreclosure or at the sale under a power of sale shall agree to respect this Lease and accept the performance by Company of its obligations hereunder. Company shall in the event any proceedings are brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage or Trust Deed made by TEDE, its successors or assigns, encumbering the Leased Property or any part thereof, if so requested, attorn to the purchaser upon such foreclosure or sale and recognize such purchaser as the Lessor under this Lease.

      S. TEDE'S ACCESS. TEDE and TEDE's authorized representatives shall have the right to enter the Leased Property at reasonable times during Company's regular business hours and in emergencies at all times for the purpose of inspecting the same and making such alterations, repairs, improvements or additions to the Leased Property or to the Improvements as TEDE may deem necessary for the preservation of the structural integrity of the Improvements and for compliance of the Leased Property with applicable requirements of Governmental Authorities. For a period commencing one hundred twenty (120) days prior to the termination of this Lease as to any Parcel, TEDE shall have access to such Parcel for the purpose of showing the same to prospective purchasers, lender, or lessees, and TEDE shall have the right to post any ordinary "For Sale" or "For Lease" signs upon such Parcel. Except in case of emergency, TEDE shall give Company twenty-four (24) hours' notice before entering the Leased Property, and Company shall have the right to accompany any representatives of TEDE and any prospective purchasers, lenders, or lessees. TEDE hereby represents and warrants to Company that none of TEDE, its representatives, employees and agents, and any prospective purchasers, lenders, or lessees shall divulge or reveal to any third party any proprietary information of Company or any information regarding Company's business or industrial processes.

     T.   INSURANCE.

          1. Company shall maintain in full force and effect during the entire Term, at its own cost and expense, the following policies of insurance with respect to the Leased Property:

               a. Comprehensive/Commercial General Liability Insurance protecting both Company and TEDE with a combined single limit for bodily injury and property damages of not less than One Million United States Dollars (US $1,000,000) per occurrence;

               b. Standard fire, extended coverage and special extended coverage insurance with loss payable to TEDE and any lender designated by TEDE, including fire, lightning, falling aircraft, smoke, windstorm, earthquake, hail, vehicle damage, volcanic eruption, strikes, civil commotion, vandalism, riot, malicious mischief and flood endorsements, insuring the Leased Property. Such insurance shall be in an amount equal to Three Million United States Dollars (US $3,000,000), which amount shall be adjusted annually by Company with the value approved by TEDE, to reflect then current property replacement values.

               c. Business interruption insurance with loss payable to TEDE and/or any lender designated by TEDE, sufficient to cover, for a period not less than one year, all rental obligations of Company under this Lease which would be borne by or due from Company if the Leased Property and Company's business were fully open and operating.

          2. Form of Insurance. All insurance required to be carried by Company under Section T.1 shall be in a form approved by the Department of Finance and Public Credit, and shall be written with one or more companies authorized to do business in Mexico. Each such policy shall contain a provision whereby each insurer agrees to give TEDE at least 30 days prior written notice in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. On or before the Commencement Date, Company shall furnish TEDE with certificates evidencing the aforesaid insurance coverage, and renewal certificates shall be furnished to TEDE at least 30 days prior to the expiration date of such insurance.

          3. Other Insurance. Each party shall procure and maintain such other insurance covering its own liability and property as it deems necessary or desirable.

          4. Waiver of Subrogation. Provided the insurance described in Section T.1 above has been provided, TEDE and Company each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss or damage to its property arising out of the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Company or TEDE, as the case may be, so long as the insurance is not invalidated thereby.

     U.   INDEMNITY.

          1. By Company. Company hereby agrees to indemnify TEDE against and save TEDE harmless from any and all claims, damages, losses and costs and any and all expenses, including, without limitation, attorneys' fees, expenses and costs, arising out of or in connection with any negligent act or omission of Company or its contractors, licensees, agents, invitees or employees in connection with Company's use or occupancy of the Leased Property. This Section
U.1. shall survive the termination or expiration of the Term or Article Y hereof.

          2. By TEDE. TEDE hereby agrees to indemnify Company against and save Company harmless from any and all claims, damages, losses and costs and any and all expenses, including, without limitation, attorneys' fees, expenses and costs, arising out of or in connection with (i) any negligent act of omission of TEDE or its contractors, licensees, agents, invitees or employees in connection with the Leased Property, including, without limitation, negligent acts and omissions of such persons while on or about the Leased Property, and negligent acts or omissions of such persons in connection with any construction or repair made by TEDE on or to the Leased Property after the date hereof, and (ii) any hazardous material present in, on or emanating to or from the Leased Property as of the Real Property Commencement Data. This Section U.2 shall survive the termination or expiration of the Term or Article Y hereto.

          3. Limitation of Liability. Except for intentional or negligent acts and omissions of TEDE, its agents, contractors and employees, TEDE shall not be liable for any loss or damage caused by the intentional or negligent acts or omissions of the Company, of occupants of adjacent property, or of the public, or by other causes beyond the reasonable control of TEDE, including, without limitation, any interruption of any utility or other services to the Leased Property.

          4. Duration of Indemnity. The provisions of this Article shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

     V.   DAMAGE OR DESTRUCTION.

          1. Total Destruction. In the event that all or a substantial part of the Leased Property be damaged or destroyed by fire, act of nature or any other cause, so as to make Company unable to continue the operation of its business on the Leased Premises ("Total Destruction"), TEDE, shall, within 10
(ten) calendar days from such destruction, determine whether the Leased Property can be restored within 3 (three) months and notify Company of said determination. If TEDE determines that the Leased Property cannot be restored within 3 (three) months, either TEDE or Company shall have the right and option to immediately terminate this Lease Agreement, by advising the other thereof by written notice. If TEDE determines that the Leased Property can be restored within said 3 (three) months, TEDE shall, at its own expense, proceed diligently to reconstruct the Improvements and in such event, TEDE shall accept in lieu of rent during the period when Company is substantially deprived of the use of the Leased Property, any insurance proceeds which may be payable pursuant to rental insurance provided for herein above. In the event TEDE notifies Company that TEDE desires to terminate this Lease following such a casualty, Company may, within thirty (30) days after such notice by TEDE, notify TEDE that Company desires to exercise the option to purchase the Leased Property under the terms and provisions of Article Y hereof. If Company notifies TEDE of its desire to exercise the option, TEDE shall, at its own expense, proceed diligently to restore the Leased Property. TEDE shall accept in lieu of Rent during the period when Company is substantially deprived of the use of the Leased Property, any rental insurance proceeds which may be payable to TEDE hereunder.

          2. Partial Destruction. In the event the Leased Property is subject to a casualty that does not constitute Total Destruction, TEDE shall repair the Leased Property as soon as reasonably possible and this Lease shall continue in full force and effect, provided that during the period required for such repairs, the Rent shall be prorated baed on the parties' good faith determination of the proportion to which Company's use of the Leased Property is impaired.

          3. If TEDE shall be obligated to repair or restore the Leased Property under the provisions hereof and shall not address such repair or restoration within twenty (20) days after such obligations shall accrue and thereafter diligently pursue such repair or restoration to completion, Company may at Company's option cancel and terminate this Lease by giving TEDE written notice of Company's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice. Nothing herein shall limit Company's other rights and remedies hereunder and under applicable law for TEDE's breach.

     W.   RIGHTS OF WAY.

          1. For TEDE. TEDE reserves to itself a right-of-way over and under the Leased Property for installation, repair, replacement and maintenance of all utilities, including, but not limited to, water, gas, telephone, electricity, television or radio antenna system serving the Leased Property. The right of way reserved hereunder shall include reasonable rights of ingress and egress, and the right to erect and maintain required poles and other facilities related to such utilities. The right-of-way reserved hereunder shall not unduly interfere or hinder Company in its normal business operations. Except in case of emergency, TEDE shall provide at least twenty-four hours' prior notice of any entry by TEDE or its representatives onto the Leased Property. TEDE shall consult Company prior to the placement of any poles or other facilities on the Leased Property.

          2. For Parcel B. In the event Company surrenders Parcel B to TEDE without at the same time surrendering to TEDE Parcel A, Company shall permit an easement over an area of at least 20 meters for access for Parcel B occupant, as shown in Exhibit C.

     X. LIMITATION OF TEDE'S LIABILITY. If TEDE becomes obligated to pay Company a money judgment arising out of any failure by TEDE to perform or observe any of the terms, covenants, conditions or provisions to be performed or observed by TEDE hereunder, Company shall be limited for the satisfaction of said money judgment solely from the assets of TEDE and no other property or assets of the individual partners, directors, officers, or shareholders of TEDE shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of said judgment.

     Y. OPTION TO PURCHASE. TEDE hereby grants to Company, as of the date hereof and subject to the terms and conditions set forth herein, (a) the exclusive right and option (hereinafter called the "PARCEL A OPTION") to purchase Parcel A, including without limitation all improvements thereon and all rights appurtenant thereto ("COMPLETED PARCEL A") for the Parcel A Purchase Price, and (b) a separate exclusive right and option (hereinafter called the "PARCEL B OPTION") to purchase Parcel B, including without limitation all improvements thereon and all rights appurtenant thereto ("COMPLETED PARCEL B") for the Parcel B Purchase Price, both upon the terms and conditions set forth herein.

          1. Term of the Option. The term ("Term") of each of the Parcel A Option and the Parcel B Option shall commence on the Improvements Commencement Date and shall expire on the expiration of the Term of this Lease with respect to such Parcel as such Term may be extended. As provided elsewhere in this Lease, the Term of this Lease and the options to extend and purchase are as follows:

               a. Parcel A - 10 year Lease Term with an option to purchase exercisable only at the end of the term.

               b. Parcel B - 5 year Lease Term with a conditional option to extend the Lease Term for two consecutive 5-year periods and with an option to purchase exercisable only at the end of the term.

     2. Consideration for the Option. TEDE acknowledges that this Lease is sufficient consideration for the grant of the Option, and that Company would not have entered into this Lease unless it included the Options described in this Article.

     3. Purchase Price.

        a. The Parcel A Purchase Price shall be the greater of (1) Two Million One Hundred One Thousand Nine Hundred Fifty and No/100 United States Dollars (U.S. $2,101,950.00), and (2) Fair Market Value of Completed Parcel A determined, $2,101,950 plus 25% of the increase in Fair Market Value over the $2,101,950 of Completed Parcel A as of the date on which the Parcel A Option is exercised.

         b. The Parcel B Purchase Price shall be the greater of (1) Three Hundred Forty-Eight Thousand Six Hundred Sixty Four and No/100 United States Dollars (U.S. $348,664.00), and (2) Fair Market Value of Completed Parcel B determined, $348,664 plus 25% of the increase in Fair Market Value over the $348,664 of Completed Parcel B as of the date on which the Parcel B Option is exercised.

         c. The Fair Market Value of each Parcel shall be determined by a panel of three Experts ("Experts") authorized by the National Banking Commission, one of which shall be selected by each of TEDE and Company ("Company's Expert" and "TEDE's Expert," respectively), and the third of which shall be agreed upon by TEDE's Expert and Company's Expert. TEDE and Company shall appoint TEDE's Expert and Company's Expert no later than fifteen (15) Business Days following delivery by Company to TEDE of notice of Company's intent to exercise the Option. Within fifteen (15) Business Days following the appointment of the second of TEDE's Expert and the Company's Expert, TEDE's Expert and Company's Expert shall appoint the third Expert. No later than thirty (30) days following the appointment of the third Expert, each Expert shall complete its appraisal of the Fair Market Value of the Property. Fair Market Value means the most probable price which a property should bring in a competitive and open market under all conditions requisite of a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and passing of title from seller to buyer under the conditions whereby:

               (1) Buyer and seller are typically motivated;

               (2) Both parties are well-informed or well advised, and acting in what they consider their own best interests;

               (3) A reasonable time is allowed for exposure to the market;

               (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

               (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concession granted by anyone associated with the sale.

The determinations by the three Experts of the Fair Market Value of the Property shall be compared, and the two determinations which are closes together in amount shall be averaged. The resulting value shall be the Purchase Price.

TEDE shall pay the cost of TEDE's Expert, Company shall pay the cost of Company's Expert, and TEDE and Company shall each pay half the cost of the third Expert.

     4. Exercise of the Option. Provided Company is not then in default under this Lease, Company may exercise the Parcel A Option at any time within five years prior to its expiration and may exercise the Parcel B Option at any time within 5 years prior to its expiration, by giving written notice of exercise to TEDE. The date upon which notice of exercise is given by Company is hereinafter called the "EXERCISE DATE".

     5. Investigation During Option Term. Company shall have right, at any time and from time to time during the Term of this Option, to conduct whatever investigations Company thinks appropriate of the Completed Parcel A and Completed Parcel B, including, without limitation: environmental assessments, surveys, studies, inspections and investigations) (collectively, "INSPECTIONS") of such Parcel as shall be deemed necessary, desirable or appropriate by Company. These Inspections may include, but not be limited to, inspection of the soils and geologic conditions and inspection for environmental substances, materials and hazards.

     6. Purchase and Sale. Upon exercise of the Parcel A Option or the Parcel B Option in accordance with Section Y.4 hereof, TEDE agrees to sell to Company, and Company agrees to purchase from TEDE, Completed Parcel A or Completed Parcel B, respectively, for the appropriate Purchase Price and upon the terms and conditions set forth in this Agreement.

     7. Closing. The Closing of the purchase and sale shall take place through an escrow with a third party. At the Closing, Company shall deliver to TEDE the Purchase Price and TEDE shall deliver to Company the ownership deed executed with a notary public and duly recorded with the local registry of public records and commerce of the City of Uruapan, Michoacan and a letter addressed to Company from legal counsel in Mexico that they have performed a title search going back a sufficient time period so that Company can rely on receiving clear and unobstructed title to the Parcel. The Closing shall occur not later than thirty (30) days after the Exercise Date.

     8.  TEDE's Covenants.  TEDE covenants and agrees as follows:

          a. TEDE will not do, or suffer to be done, anything that would adversely affect Completed Parcel A or Completed Parcel B, the uses to which the Parcels may be put, or the value of the Parcels.

          b. TEDE shall maintain the Parcels in good condition and repair during the term of the Option, to the extent that it is not Company's obligation under this Lease to so maintain and repair the Property.

     9. TEDE's Representations and Warranties. If Company becomes aware that any of TEDE's representations or warranties has been materially breached or is materially misleading, then Company may, in addition to its other rights, at its option, terminate this Article by providing TEDE with written notice within five (5) Business Days of Company becoming aware of such breach or inaccuracy. TEDE shall promptly notify Company in writing if TEDE becomes aware that any of its representations or warranties was not or is no longer true and correct.

     Upon any termination of this Article pursuant to this Section Y.9, the Parties shall have no further rights or obligations under this Article; provided, however, that such termination shall not release any Party from any indemnification obligation hereunder which expressly survives the termination of this Article. The termination of this Article shall have no effect on the validity of the remainder of this Lease.

      TEDE hereby represents and warrants to Company, as of the date hereof and as of the Close of Escrow:

            a. TEDE has incurred no obligation, contingent or otherwise, for any broker's, agent's or finder's commission or fee with respect to the matters provided for in this Section. TEDE shall indemnify, defend and hold Company harmless from and against any claim based on any alleged fact inconsistent with the foregoing warranty and representation contained in this Section Y.9.

            b. TEDE shall not, prior to the expiration of the Option, sell, lease or otherwise transfer, or offer to sell, lease or otherwise transfer, any existing or future interest it may have in the Completed Parcel A or Completed Parcel B or any part thereof, to anyone other than Company.

            c. This Section and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by TEDE on or before the Close of Escrow will be duly authorized, executed and delivered by and be binding upon TEDE, and TEDE has the capacity and authority to enter into this Article and consummate the transactions herein provided.

            d. TEDE's purchase of the Real Property shall meet with all Mexican federal and state environmental regulations and standards. In addition, TEDE shall comply with all such regulations and standards in its work and activities on the Real Property.

            e. There are no actions, suits or proceedings pending before any court or governmental department, commission, board, bureau, agency or instrumentality which would materially and adversely affect the current use or value of the Parcels.

            f. There will be no service contracts relating to the Parcels as of the Close of Escrow.

      10. Company's Representatives and Warranties. If, prior to closing, TEDE becomes aware that any of Company's representations or warranties has been materially breached by Company or is materially incorrect, or that any information or document provided by or on behalf of Company to TEDE is materially incorrect, then TEDE shall have the right to terminate this Article by providing Company with written notice within five (5) Business Days of TEDE becoming aware of such material breach or inaccuracy. Company shall promptly notify TEDE in writing if Company becomes aware on or before the Closing that any of its representatives or warranties was not or is no longer true and correct.

      Upon any termination of this Article pursuant to this Section Y.10, (a) Company shall promptly be refunded all other sums deposited into Escrow by Company and any interest accrued on any such sums, (b) Company shall pay any Escrow or Title Company termination fees, and (c) the Parties shall have no further rights or obligations under this Article; provided, however, that such termination shall not release any Party from any indemnification obligation hereunder which expressly survives the termination of this Article. The termination of this Article shall have no effect on the validity of the remainder of this Lease.

      Company hereby represents and warrants to TEDE, as of the date hereof, the Closing Date and the Close of Escrow:

            a. Company has incurred no obligation, contingent or otherwise, for any broker's, agent's or finder's commission or fee with respect to the matters provided for in this Article. Company shall indemnify, defend and hold TEDE harmless from and against any claim based on any alleged fact inconsistent with the foregoing warranty and representation contained in this Section Y.10.a.

               b. This Article and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Company are and at the Close of Escrow will be duly authorized, executed and delivered by and binding upon Company, and consummate the transactions herein provided and nothing prohibits or restricts the right or ability of Company to close the transactions contemplated hereunder.

           11. [Intentionally Deleted]

           12. Survival of Warranties. The covenants, representations and warranties of Parties shall survive the recordation of the Deed and the Close of Escrow, but shall not exceed the term of this Lease.

           13. Indemnification. The following indemnification provisions apply only to this Article:

               a. Company shall indemnify, defend and hold TEDE and TEDE's affiliates, officers, directors, employees, representatives and agents harmless from and against any and all obligations, liabilities, claims, liens, encumbrances, losses, damages, costs or expenses (collectively, "Claims") incurred by TEDE to third parties that result from any breach of any of Company's representations or warranties or any default by Company under this Article; provided, however, that TEDE's damages recoverable hereunder shall be limited to those damages, costs and expenses actually incurred by TEDE, and shall not include consequential damages, punitive damages, lost profits or similar items.

               b. TEDE shall indemnify, defend and hold Company and Company's affiliates, officers, directors, employees, representatives and agents harmless from and against any and all Claims incurred by Company to third parties that result from any breach of any of TEDE's representations or warranties or any default by TEDE under this Article; provided, however, that Company's damages recoverable hereunder shall be limited to those damages, costs and expenses actually incurred by Company, and shall not include consequential damages, punitive damages, lost profits or similar items.

               c. Each indemnity provided for under this Article shall cover the costs and expenses of the indemnitee, including, without limitation, reasonable attorneys' fees and expenses, related to any claims, actions, suits or judgments incident to any of the matters covered by such indemnity. The Parties shall cooperate fully with each other to make available to each other any books, records, documents, or other pertinent information within its control which is necessary or pertinent to the defense of any Claims.

           14. Casualty and Condemnation. The following casualty and condemnation provisions apply only to this Article. TEDE shall promptly notify Company of any casualty or any condemnation proceeding affecting a portion of Completed Parcel A and Completed Parcel B, the Property and occurring or commencing prior to the Close of Escrow for such Parcel. If, prior to the Close of Escrow, any portion of such Parcel is taken or proposed to be taken by eminent domain, either permanently or temporarily, or any material portion of such Parcel is damaged, Company may elect to: (i) terminate this Article with respect to such Parcel; or (ii) keep this Article in full force and effect, in which case, except as set forth in the following paragraph and provided that the Close of Escrow occurs, Company shall be entitled to any condemnation award or compensation and any insurance proceeds from such condemnation or casualty relating to such Parcel and the Purchase Price for such Parcel shall not be reduced or adjusted in any manner. Such election shall be made by delivering notice of such election to TEDE and to Escrow Holder within ten (10) Business Days of such casualty or the receipt of notice of the commencement of a condemnation proceeding. Company's failure to elect either (i) or (ii) above within the specified time period shall be deemed to be an election of the action in (ii) above. In the event such casualty or condemnation occurs within ten days before the Closing Date, the Closing Date shall be extended for a reasonable period of time to allow Company to make its election.

                In the event of a "TEMPORARY CONDEMNATION", which shall be defined as any condemnation or taking which affects a Parcel or a portion thereof for two (2) years of less, TEDE shall be entitled to any condemnation award attributable to periods prior to the Closing Date, and Company's Rent and other obligations during such periods shall be reduced proportionally for the temporary loss of use.

                In the event of a permanent condemnation or casualty affecting a Parcel prior to the Close of Escrow, any awards or proceeds therefrom received by TEDE prior to the Close of Escrow shall be delivered to Escrow Holder and remain in Escrow until the Close of Escrow. If the Close of Escrow does not occur, TEDE shall be entitled to retain all condemnation awards and insurance proceeds.

                Upon any termination of this Article pursuant to this Section Y.14, (a) Company shall promptly be refunded all sums deposited into Escrow by Company, and any interest accrued on any such sums, (b) the Parties shall share equally any Escrow or Title Company termination fees, and (c) the Parties shall have no further rights or obligations under this Article; provided, however, that such termination shall not release any party from liability for any breach of this Article occurring prior to such termination and shall not release any Party from any indemnification obligation hereunder which expressly survives the termination of this Article. The termination of this Article shall have no effect on the validity of the remainder of this Lease.

        Z.      MISCELLANEOUS.

                1. Notices. Any notice required or permitted to be given hereunder shall be in writing and be delivered by certified mail. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to TEDE hereunder shall be concurrently transmitted to such party or parties at such addresses as TEDE may from time to time hereafter designate by notice to Company. Any notice given by mail shall be deemed given ten (10) days after the date of mailing thereof.

                2. Integration; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

                3. Recording. In the event this Lease is recorded at the Public registry of Property, Company shall pay all costs of such recordation, including, without limitation, notary fees, charges and taxes required in connection therewith.

                4. Attorney's Fees. If either party brings an action to obtain possession of the Leased Property, enforce the terms hereof or declare rights hereunder, the prevailing party in any such action shall be entitled to its reasonable attorney's fees and expenses to be paid by the losing party.

                5. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

                6. Binding Effect. Subject to any provisions hereof restricting assignment or subletting by Company and subject to the provisions of
Article X, this Lease shall bind the parties, their personal representatives, successors and assigns.

                7. Choice of Law. This Lease shall be governed by the laws of Michoacan, Mexico.

                8. Language. This Lease shall be executed in English and Spanish. However, in the event of a dispute or an inconsistency regarding interpretation or meaning of this Lease, the Spanish version shall prevail.

                9. Consent Not to Be Unreasonably Withheld. Whenever the prior consent or approval of either party, written or otherwise is required as a condition for an act by the other party hereunder, such consent or approval shall not be unreasonably withheld.

                10. Further Documents. The parties agree to execute such further documents and writings as may be reasonably required to effectuate the intent hereof.

                11. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

                12. Guaranty. Concurrently with the execution and delivery hereof, Company shall deliver to TEDE a Guaranty of this Lease in the form of EXHIBIT F attached hereto and made a part hereof executed by Calavo Growers of California. Company acknowledges that the delivery of such Guaranty constitutes a material inducement for TEDE's willingness to enter into this Lease.

                13. TEDE certifies that the land is free of any contaminants or pollutants and COMPANY accepts both Parcels A & B in clean conditions, and Company agrees to return it in the same manner to TEDE at the end of this Lease or any extension thereof.

        IN WITNESS WHEREOF, TEDE and Company have executed or caused to be executed this Lease as of the date first written above.


"TEDE"                                  "COMPANY"

/s/ MARIO TERAN DEL RIO                 CALAVO DE MEXICO, S.A. DE C.V.
-----------------------                 LESSEE
Mario Teran Del Rio
TEDE, S.A. DE C.V.
LESSOR
                                        By /s/ RONALD G. BENNETT       11/21/97
                                          -------------------------------------
                                          Ronald G. Bennett

                                        By /s/ EGIDIO CARBONE          11/24/97
                                          -------------------------------------
                                          Egidio Carbone

                                        By /s/ GERARD J. WATTS         11/21/97
                                          -------------------------------------
                                          Gerard J. Watts

                                   ANEXO "B"


                    SECCION "A"                   SECCION "B"

                 AREA = 17,806.00 M2         AREA = 22,662.00 M2
                     (4.4 Acres)                  (5.6 Acres)




                      Area Total de Predio = 40,468.00 m2
                                  (Acres = 10)

                                    Anexo "A"


                                [GRAPHIC - MAP]

                                   Anexo "B"

                                [GRAPHIC -- MAP]

                                   Anexo "C"

                                [GRAPHIC -- MAP]

                                                                      EXHIBIT D.

PROJECT: CALAVO DE MEXICO
LOCATION: URUAPAN, MICHOACAN, MEXICO.

                            BUILDING SPECIFICATIONS

--------------------------------------------------------------------------------
            ITEM                                  REMARKS
--------------------------------------------------------------------------------
PRODUCTION BUILDING
--------------------------------------------------------------------------------
PAD (EARTHWORKS)                   40 CM PEBBLE TYPE MATERIAL OVER NATURAL SOIL.
                                   INCLUDE A 20 CM TREATMENT OF THE NATURAL
                                   SOIL. (THIS STRUCTURE MAY CHANGE ACCORDING TO
                                   SOILS STUDY OF THE SITE).
--------------------------------------------------------------------------------
FOUNDATION                         REINFORCED CONCRETE.
--------------------------------------------------------------------------------
CONCRETE FLOORS                    5" CONCRETE (3000 PSI) WITH STEEL
                                   REINFORCEMENT. INCLUDES SATIN SEALER.
--------------------------------------------------------------------------------
METAL STRUCTURE (FRAME)            30 FEET FRAME MINIMUM HEIGHT.
--------------------------------------------------------------------------------
ROOF                               SINGLE METAL SHEET KR-18 TYPE 24 G.A. WITH
                                   FIBER GLASS BLANKET.
--------------------------------------------------------------------------------
INSULATION FACTOR ROOF             R-19, EXCEPT ON PRE-COOLER AREA (R-30).
--------------------------------------------------------------------------------
SKYLIGHTS                          ACRYLIC TYPE. INCLUDED ON APPROX. 10% OF
                                   ROOF AREA.
--------------------------------------------------------------------------------
CAT-WALK ON ROOF                   970 FEET.
--------------------------------------------------------------------------------
PERIMETRAL MASONRY WALLS           CONCRETE BLOCK, 4' HEIGHT.
--------------------------------------------------------------------------------
PERIMETRAL METAL WALLS             DOUBLE METAL SHEET 26 G.A. WITH 6" FIBER
                                   GLASS INSULATION.
--------------------------------------------------------------------------------
INSULATION FACTOR ON WALLS         R-19
--------------------------------------------------------------------------------
PARTITIONS                         DOUBLE METAL SHEETS 26 G.A. WITH 6" FIBER
                                   GLASS INSULATION.
--------------------------------------------------------------------------------
ILLUMINATION LEVEL                 40 FOOT CANDLE ILLUMINATION ON PRODUCTION
                                   AREA WITH METAL HALIDE 400 W LAMPS.
--------------------------------------------------------------------------------
GENERAL VENTILATION                6 UNITS (SWAMP COOLERS), 21,000 CFM EACH.
--------------------------------------------------------------------------------
DRIVER & SECURITY AREA             INCLUDED. RESTROOMS INCLUDED.
--------------------------------------------------------------------------------
SPECIAL DOORS:
   METAL ROLL-UP DOOR 9'*10'       8 UNITS. (7 TRUCK RAMPS + 1 SHOP AREA).
--------------------------------------------------------------------------------
   METAL ROLL-UP DOOR 10'*12'      4 UNITS. (2 PRE-COOLERS ENTRANCE + 1 MACHINE
                                   ROOM + 1 EXIT TO REAR CANOPY).
--------------------------------------------------------------------------------
   FREEZER DOOR 10'*10'            6 UNITS. (2 PRE-COOLER + 4 SHIPPING COOLER).
--------------------------------------------------------------------------------
   HIGH-SPEED DOOR 10'*12'         6 UNITS. (4 ENTRANCE TO PRE-COOLER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   AREAS + 2 EXIT TO REAR CANOPY).
--------------------------------------------------------------------------------
   EMERGENCY DOORS 4'*7'           3 UNITS.
--------------------------------------------------------------------------------
TRUCK RAMPS:
   DOCK LEVELERS                   7 UNITS. (TRUCK RAMPS).
--------------------------------------------------------------------------------
   DOCK SHELTERS                   7 UNITS. (TRUCK RAMPS).
--------------------------------------------------------------------------------
ELECTRICAL SUBSTATION 500 KVA      INCLUDED, 480 V.
--------------------------------------------------------------------------------
ELECTRICAL MAIN BREAKER            INCLUDED. POWER ELECTRICAL DISTRIBUTION NOT
                                   INCLUDED.
--------------------------------------------------------------------------------
MEZZANINE SHOP AND STAIR           INCLUDED.
--------------------------------------------------------------------------------
FIRE SYSTEM                        LOOP WITH HOSES AND CABINETS ACCORDING TO
                                   LOCAL FIRE DEPARTMENT.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
OFFICES, MAIN ENTRANCE, LUNCH
AREA AND RESTROOMS:
--------------------------------------------------------------------------------
WALLS                              MASONRY BLOCKS + BRICKS ON EXTERIOR FACADES.
--------------------------------------------------------------------------------
ROOF                               REINFORCED CONCRETE.
--------------------------------------------------------------------------------
FLOORING                           CERAMIC TILE INCLUDED.
--------------------------------------------------------------------------------
VIEW OF PRODUCTION AREA FROM       INCLUDED.
OFFICES
--------------------------------------------------------------------------------
PHONE LINES                        PREPARATION FOR INSTALLING PHONE LINES INTO
                                   OFFICES.
--------------------------------------------------------------------------------
ROOF INSULATION                    INCLUDED. R11 FACTOR.
--------------------------------------------------------------------------------
WINDOWS                            TINTED EXTERIOR WINDOWS.
--------------------------------------------------------------------------------
HVAC                               INCLUDED.
--------------------------------------------------------------------------------
OFFICE RESTROOMS                   INCLUDED. BASED ON MAXIMUM OCCUPANCY LEVELS
                                   FOR OFFICES.
--------------------------------------------------------------------------------
PRODUCTION RESTROOMS               RESTROOMS FOR 150 PEOPLE ACCORDING NATIONAL
                                   PLUMBING CODE.
--------------------------------------------------------------------------------
DOORS                              INCLUDED. ACCORDING TO SPACES REQUIREMENTS.
--------------------------------------------------------------------------------
CANOPY AREAS:
--------------------------------------------------------------------------------
CANOPY AREAS                       REAR AND FRONT AREAS. COVER WITH SINGLE METAL
                                   SHEET. REINFORCED CONCRETE 6" INCHES ON
                                   FLOOR.
--------------------------------------------------------------------------------
EXTERIOR AREA:
--------------------------------------------------------------------------------
CAR PARKING                        ASPHALT PAVEMENT. TO 40 (MID-SIZE CAR SPACES
                                   OR 19,375 SQFT.
--------------------------------------------------------------------------------
MANEUVERING AREA                   REINFORCED CONCRETE 6 INCHES FLOOR, 3000 PSI.
                                   AROUND TRUCK RAMPS (10,430 SQFT.)
--------------------------------------------------------------------------------
LANDSCAPE                          LANDSCAPING (GARDENING) IN THE FRONT PART OF
                                   THE BUILDING OR 7,890 SQFT.
--------------------------------------------------------------------------------
ORNAMENTAL FENCE                   MARAN STYLE FENCE, 600 FEET ON MAIN FACADE.
--------------------------------------------------------------------------------
ILLUMINATION EXTERIOR              10 UNITS OF 400 W HIGH PRESSURE SODIUM
                                   WALL-PACK.
--------------------------------------------------------------------------------
CONCRETE CONNECTING RAMPS          INCLUDED (7 UNITS).
--------------------------------------------------------------------------------

                              EXHIBIT D SUPPLEMENT


Subject:  Changes to Building Specifications


Security Area (Guard Shack)   -    Intercom system with security, entrance,
                                   entrance to storage area with automatic
                                   locking system between security, main
                                   entrance, and storage entrance accessed by office.

General Ventilation           -    Include exhaust fans to equalize the
                                   positive air pressure.
                              -    exhaust fans will compensate for the air
                                   pressure delivered by the swamp cooler so that the overall pressure in the plant is positive, but not excessive per our original statement.

HVAC                          -    Shipping and driver area requires HVAC, but
                                   production restroom do not require HVAC.
                                   ALL restrooms require venting.

Fencing                       -    Chain link with razor wire installed the
                                   perimeter of the 4.6 acres to compliment the Maran style fence as previously discussed.

Electronic Gates              -    Entrance and storage accessed from guard
                                   shack.

Truck Wells                   -    Dock area

Sidewalks                     -    Concrete

Drainage                      -    strategically located in interior including
                                   all coolers and machine room and exterior.

Striping                      -    parking lot

                                  EXHIBIT "F"

                                G U A R A N T Y

WHEREAS, TEDE, S,A. DE C.V., a Mexican corporation (hereinafter, referred to as "LESSOR") is owner of certain real property in the city of Uruapan, Michoacan and CALAVO DE MEXICO, S.A. de C.V.,

WHEREAS, this Guaranty is given by CALAVO GROWERS OF CALIFORNIA (hereinafter referred to as "GUARANTOR") to induce LESSOR to enter into a Lease Agreement, with CALAVO DE MEXICO, S.A. de C.V. a Mexican corporation (hereinafter referred to as "LESSEE"), as stated in corresponding Lease Agreement held between LESSOR and LESSEE, dated November 21, 1997 (Hereinafter referred to as the "Lease Agreement").

NOW, THEREFORE, in consideration of the foregoing, it is agreed:

1. OBLIGATION OF THE GUARANTOR. The GUARANTOR unconditionally guarantees to LESSOR, its successors and assignees, the prompt, full and complete payment and performance to LESSOR of all the conditions, covenants, obligations, liabilities and agreements, of LESSEE as set forth in the Lease Agreement or any extension thereof between LESSOR and LESSEE. This Guaranty extends to and includes any and all interest due or liable to become due, together with all attorney's fees, costs and expenses of collection incurred by LESSOR in connection with any matter covered by this guaranty. The GUARANTOR'S address is:

CALAVO GROWERS OF CALIFORNIA
2530 Red Hill Avenue
Santa Ana, CA. 92705-5542
PH. (714) 223-1111

2. TERM OF GUARANTY. The liability of the GUARANTOR shall continue until payment is made and performance given pursuant to every obligation of the LESSEE now due or hereafter to become due in accordance with the terms of the Lease Agreement or any extension thereof, between LESSOR and LESSEE, and until payment is made of any loss or damage incurred by LESSOR with respect to any matter conserved by this Guaranty shall be irrevocable. Nothing contained herein shall impose upon GUARANTOR any greater or different liability than is or may be imposed on said LESSEE under the Lease Agreement except to pay LESSOR attorney's fees, costs and expenses of collection incurred in proceeding against GUARANTOR Hereunder.

3. CONSENT TO LESSOR ACTS. The GUARANTOR consents, without affecting the GUARANTOR's liability to LESSOR hereunder, That LESSOR may, without notice to our consent of the GUARANTOR, upon such terms as it may deem advisable, to the following:

     a. Extend, in whole or in part, by renewal or otherwise, any time of payment or performance on the part of LESSEE, provided for in the Lease Agreement;

     b. Release, surrender, exchange, modify, impair, or extend any period or duration, or any time for performance, or payment on the part of LESSEE, required by the Lease Agreement; and

     c. Settle or compromise any claim of LESSOR against LESSEE or against any other person, firm or corporation whose obligation is held by LESSOR as security to LESSOR under the Lease Agreement.

The GUARANTOR hereby confirms and affirms any such extension, renewal, release, surrender, exchange, modification, impairment, settlement or compromise and all acts shall be binding upon GUARANTOR who hereby waives all defense, counterclaims or offsets which GUARANTOR might have solely by reason thereof.

4.  WAIVER OF GUARANTOR. GUARANTOR Waives:

     a. Notice of acceptance of this Guaranty by:

     b. Notice of presentment, notice of nonperformance, notice of dishonor and notices of existence, creation or incurring of new or additional indebtedness or obligations, demands for payment or performance or protest of any obligations of LESSEE or LESSOR under the Lease Agreement;

     c. Notice of the failure of any person, firm or corporation to pay to LESSOR any indebtedness held by LESSOR as collateral security for any obligation of LESSEE to LESSOR under the Lease Agreement;

     d. Any right to require LESSOR to (i) proceed against LESSEE (ii) proceed against or exhaust any security or other lien or right of or held by LESSOR from LESSEE; or (ii) pursue any other remedy in the power of LESSOR whatsoever;

     e. Any defense, offsets or claims whatsoever, which LESSEE may have against LESSOR;

          f. Any defenses, offsets or claims arising from any governmental action or intervention which wholly or partially frustrates any or all of the purposes for which the Lease Agreement was entered into;

          g. Any defects in the perfection of the assignment pledge of the rents by failure to record the Lease Agreement or any instrument or assignment and pledge in the public Registry under Mexican Law.

5. REPRESENTATIONS BY GUARANTOR. GUARANTOR represents and warrants that at the time of execution and delivery of this Guaranty, nothing exists to impair the effectiveness of the liability of GUARANTOR to LESSOR hereunder, or the immediate taking effect of this Guaranty as the sole Agreement between the GUARANTOR and LESSOR with respect to guaranteeing all of LESSEE's obligations to LESSOR under the Lease Agreement.

GUARANTOR further represents and warrants that GUARANTOR is authorized to execute and deliver this Guaranty and that the person executing this guaranty is authorized to execute the same for and on behalf of GUARANTOR.

As an inducement for LESSOR to enter into the Lease Agreement with LESSEE, GUARANTOR agrees to provide LESSOR with GUARANTOR's financial information for disclosure to LESSOR's bank or any lending institutions that is used by LESSOR for assignment of the Lease Agreement. This financial information shall consist of a balance sheet, cash-flow statement and any relative footnotes for the last two fiscal periods, plus any additional information required by the LESSOR financial institution. In addition, GUARANTOR must provide such statements annually for the term of the Lease Agreement. All of the information provided by the LESSOR must remain confidential between the involved parties.

6. REMEDY OF LESSOR. In the event of any default on the part of LESSEE as defined in the Lease Agreement, LESSOR may at its option proceed in the first instance against GUARANTOR, jointly and severally, to collect any obligation covered by this Guaranty, without first proceeding against LESSEE or any other person, firm or corporation and without first resorting to any property at any time held by LESSOR as collateral security.

7. MODIFICATION OF AGREEMENT. The whole of this guaranty is herein set forth and there is no verbal or other written agreement and no understanding or custom affecting the terms hereof. This Guaranty can be remedied only by a written instrument signed by the party to be charged therewith.

8. NON-WAIVER BY LESSOR. The ability of GUARANTOR under this guaranty shall not be affected by the insolvency of LESSEE or LESSOR, at any time or by the acceptance by LESSOR of security, notes, acceptance, drafts or checks or by assignment, foreclosure or the other dispositions thereof by LESSOR presenting or proving for allowance any secure or unsecured claim or demands or by LESSOR acceptance to any compositions, planned reorganization, settlement, compromise, divided payment or distribution; and GUARANTOR shall not be entitled to claim any right in or benefit by reason of any such composition, plan or reorganization, settlement, compromise, divided payment or distribution, or in by reason of any security held by LESSOR, or the proceeds or other dispositions thereof; unless and until all of said obligations, liabilities and indebtedness, together with interest, attorney's fees and costs due to LESSOR under this Guaranty or under the Lease Agreements, shall have paid in full. Nothing contained in this Agreement shall alter any of the right remedies of LESSOR against LESSEE. GUARANTOR authorizes LESSOR, without notice or demand and without affecting the liability of GUARANTOR hereunder, from time to time to:

          a. Renew, compromise, extend, accelerate, or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof under the Lease Agreements, including increase or decrease of any amounts due thereunder or any rate of interests specified therein;

          b. Take and hold security for the payment of this Guaranty or the indebtedness guaranteed, and exchange, enforce, waive, release, any such security;

          c. Apply such security and direct the order or manner of sale thereof, as LESSOR in its discretion may determined and;

          d. Release or substitute any one or more of LESSEE or GUARANTOR may assign this Guaranty in whole or in part. GUARANTOR may assign this guaranty in whole or in part, provided that GUARANTOR shall remain liable for its obligations hereunder unless released therefrom by LESSOR or its successors and provided further that GUARANTOR shall first give LESSOR sixty (60) days prior written notice.

9. APPLICABLE LAW. This Guaranty is made in the State of California and the rights and obligations of GUARANTOR hereunder shall be constructed and enforced in accordance with the laws of the State of California. It is hereby expressly understood and agreed by GUARANTOR that in the event a dispute arise as to the performance of the obligations of GUARANTOR pursuant to this guaranty, any action relating to this guaranty agreement shall be instituted and prosecuted in the United States District Court for the Central District of California and each party hereby waives the right to change of venue.

10. MISCELLANEOUS PROVISIONS. GUARANTOR agrees to pay to LESSOR a reasonable attorney's fee and all other costs and expenses which may be incurred by LESSOR in the collection or efforts to collects the indebtedness owed by LESSEE to LESSOR pursuant to the Lease Agreement or in collection or efforts to collect or enforcement at the sums due under this guaranty, provide that if GUARANTOR is the prevailing party in any action or proceeding to enforce this Guaranty or collects any amounts allegedly due hereunder; LESSOR should pay GUARANTOR a reasonable attorney's fee and other costs and expenses which may be incurred by GUARANTOR.

The paragraph headings of this guaranty are not part of this guaranty and shall have no effect upon the construction and interpretation of any part hereof and are inserted herein for convenience only.

In the event that any provisions hereof or any portion of any provisions hereof shall be deemed to be invalid or unenforceable; such invalidity or unenforceability shall not affect any other portion of said provisions or any other provisions herein. All remedies herein conferred upon LESSOR shall be cumulative and no one exclusive of any other remedy conferred herein or by law or equity. Time is of the essence in the performance of each and every obligation herein imposed.

GUARANTOR represents and warrants that it has all requisite power and authority to enter into this Guaranty agreement and that neither the execution or delivery of this Agreement or the consummation hereof nor the performance of the terms hereof will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under or result in the creation of any lien pursuant to any other agreement of instrument under which GUARANTOR is obligated.

11. ACKNOWLEDGMENT OF ASSIGNMENT. In the event this Guaranty is assigned to a bank or other lending institution, the GUARANTOR shall furnish to such entity a letter stating that the GUARANTOR acknowledges receipt of notice of an assignment by LESSOR of said Guaranty; that said guaranty is in full force and effect; that no changes to the guaranty as originally executed have been made; that the GUARANTOR will not enter into any modification of this guaranty without first obtaining prior written approval thereof from said lender; that said lender may rely solely upon the guaranty with respect to the lender's right to receive the rents in accordance with the terms of the Lease Agreement; and that all payments made thereafter shall be made to the lender or its assigns at such times not in conflict with those permissible under the Lease Agreement, at such places or in U. S. Dollars as directed by the lender or its assigns.

12. NOTICE OR DEFAULT. Notwithstanding any provision to the contrary herein expressed or implied, no claim of default on the part of LESSEE or on the part of

GUARANTOR shall be made hereunder unless and until notice of such defaults has been given to LESSEE as provided in the Lease Agreement and a copy thereof mail to GUARANTOR by first class certified mail, postage prepaid at the address shown on paragraph 1 of this Guaranty.

13. SUCCESSORS BOUND. This Guaranty is binding jointly severally upon GUARANTOR and its legal representatives and successors and shall inure to the benefit of LESSOR, its legal representatives, successors, and assigns.

IN WITNESS WHEREOF, GUARANTOR has signed this Agreement in the city of Calexico, California, United States of America, on the 16th day of the month of December, 1996.


LESSOR                                  GUARANTOR
TEDE, S.A. DE C.V.                      CALAVO GROWERS OF CALIFORNIA

MARIO TERAN DEL RIO                     RONALD G. BENNETT
PRESIDENT

/s/ MARIO TERAN DEL RIO                 /s/ RONALD G. BENNETT
-----------------------------           --------------------------------
11/20/97                                11/20/97

                                        EGIDIO CARBONE

                                        /s/ EGIDIO CARBONE
                                        --------------------------------
                                        11/24/97








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